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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 3, 1997, with respect to the consolidated financial statements of Space Applications Corporation and Subsidiary included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-62163) and related Prospectus of SM&A Corporation for the registration of 5,000,000 shares of its common stock.


                                             /s/ ERNST & YOUNG LLP
                                             ------------------------------
                                                 Ernst & Young LLP


Washington D.C.
August 24, 1998